CENTRAL FEDERAL CORPORATION

Exhibit 32.1

Section 1350 Certifications of the Chief Executive Officer and Chief Financial Officer

In connection with the Quarterly Report of Central Federal Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2017, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Timothy T. O’Dell, President and Chief Executive Officer of the Company, and John W. Helmsdoerfer, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of and for the period covered by this Report.

Dated: August 9, 2017	By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell
President and Chief Executive Officer

Dated: August 9, 2017	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer